Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED - CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION

*** INDICATES CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION

INTELLECTUAL PROPERTY TRANSFER AND LICENSE AGREEMENT

relating to

the transfer, assignment and licensing of intellectual property and know-how between

Koninklijke Philips Electronics N.V.

and

Philips Semiconductors International B.V.

Dated 28 September 2006

Contents
1	INTERPRETATION AND DEFINITIONS	4
1.1	Definitions	4
1.2	References to persons and companies	7
1.3	Headings and references to Clauses, Annexes, Parts and Paragraphs	8
1.4	References to liabilities and obligations of Royal Philips and PSI	8
1.5	Legal terms	8
1.6	Other references	8
1.7	Drafting Party	8
2	ASSIGNMENT OF TRANSFER-PATENTS TO PSI	8
2.1	Transfer	8
2.2	Effecting transfer	9
2.3	Rights prior to Closing Date	9
2.4	License pending transfer	9
2.5	Information on challenges pending transfer	9
2.6	Prior consent	10
2.7	Information on prior arrangements	10
2.8	Transfer costs	10
2.9	Maintenance costs	10
2.10	Return of Philips-Patents	10
3	RETAINED LICENSE TO PHILIPS GROUP	10
3.1	Retained license	10
3.2	Have-made and sublicensing rights Philips Group	10
3.3	Undertaking not to enforce	11
3.4	Termination in respect of Divested Companies	11
3.5	Option for Divested Companies	11
3.6	License to Divested Companies	12
3.7	Respecting license and prior commitments in case of pledge of Transfer-Patents	12
3.8	Registration license before registration pledge	12
4	LICENSE TO PSI GROUP	12
4.1	For current and successor products and technologies/features	12
4.2	For technologies/features currently developed by or for PSI BUs	13
4.3	For technologies/features developed pursuant to roadmaps or forecasts	13
4.4	GMR Philips-Patents	14
4.5	RFID tags	14
4.6	Respecting prior commitments	14
4.7	Sublicensing rights	14
4.8	Establishment CTO Council	14
4.9	Decisions CTO Council	14
4.10	Absence of positive CTO Council decision	15
4.11	Additional negotiated licenses	15
4.12	Exceptions	15
4.13	Termination in respect of Divested Companies	15
4.14	Option for Divested Companies	16
4.15	License to Divested Companies	16
5	EXCEPTIONS	16
5.1	PCM Transfer-Patents	16
5.2	PCM Transfer-Patents retained license	16
5.3	Stand still PCM Transfer-Patents	16

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5.4	3D applications	16
5.5	Solid state lighting applications	17
6	KNOW-HOW, COPYRIGHTS	17
6.1	Business Know-How	17
6.2	Copyrights	17
7	SOFTWARE	17
7.1	Business Software	17
7.2	License to use Philips-Owned Software	18
7.3	Third Party Software	18
7.4	Philips-Owned Software	18
8	TRADEMARKS AND DOMAIN NAMES	18
8.1	Assignment	18
8.2	Restricted Use	18
9	ASSIGNMENT OF PATENT LICENSE AND PATENT OWNERSHIP AGREEMENTS	18
9.1	Assignment	18
9.2	Exception to assignment	19
9.3	Divested Companies	19
10	CONFIDENTIAL INFORMATION	19
11	REPRESENTATIONS AND WARRANTIES	19
11.1	As is	19
11.2	No maintenance obligation	20
12	NON-COMPETE	20
12.1	Restricted activities	20
12.2	Products not restricted	20
12.3	Activities not restricted	20
12.4	If Royal Philips is acquired	22
13	CLAIMS AND LIABILITY	22
14	TERMINATION	22
15	NOTICES	22
16	NO ASSIGNMENT	23
17	MISCELLANEOUS	23
17.1	No implied license	23
17.2	No agency	23
18	SEVERABILITY	23
19	ENTIRE AGREEMENT	23
20	APPLICABLE LAW AND JURISDICTION	23
20.1	Dutch law	23
20.2	Jurisdiction	24
Annex 1	Transfer-Patents
Annex 1A	PCM Transfer-Patents
Annex 2	Invention Disclosures
Annex 3	GMR Philips-Patents
Annex 4	Trademarks
Annex 5	Domain Names
Annex 6	PSI BUs Products
Annex 7	PSI EBs Products
Annex 8	PSI SW Products
Annex 9A	Decisions of the CTO Council with regard to the Integral Roadmaps of PSI BUs
Annex 9B	Integral Roadmaps of PSI BUs
Annex 10A	Decisions of the CTO Council with regard to the Rolling Financial Forecasts of PSI EBs
Annex 10B	Rolling Financial Forecasts of PSI EBs
Annex 11A	Decisions of the CTO Council with regard to the Rolling Financial Forecasts of PSI SW
Annex 11B	Rolling Financial Forecasts of PSI SW
Annex 12A	Deed of Transfer of Transfer-Patents
Annex 12B	Annex to the Deed of Transfer of Transfer-Patents
Annex 13A	Deed of Transfer of Trademarks and Domain Names
Annex 13B	Annex to the Deed of Transfer of Trademarks and Domain Names
Annex 14	Third Party Software Agreements
Annex 15	List of Patent License and Patent Ownership Agreements
Annex 16	Trademark License Agreement

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INTELLECTUAL PROPERTY TRANSFER AND LICENSE AGREEMENT THIS AGREEMENT IS MADE BETWEEN:

(1)	Koninklijke Philips Electronics N.V., a limited liability company incorporated in the Netherlands, with corporate seat in Eindhoven, the Netherlands, and address at Groenewoudseweg 1, Eindhoven, the Netherlands (“Royal Philips”),

and

(2)	Philips Semiconductors International B.V., a limited liability company incorporated in the Netherlands, with corporate seat in Eindhoven, the Netherlands, and address at High Tech Campus 60, Eindhoven, the Netherlands (“PSI”),

WHEREAS:

(A)	as part of its disentanglement plan, Royal Philips has decided to disentangle all assets and liabilities constituting the business operations of the Royal Philips semiconductors division to a separate group;

(B)	by this Intellectual Property Transfer and License Agreement the Parties wish to set out the terms and conditions applicable to the assignment and licensing of intellectual property relevant to aforementioned disentanglement.

IT IS AGREED AS FOLLOWS:

1	INTERPRETATION AND DEFINITIONS

1.1	Definitions

When used in this Agreement, the following capitalized terms shall have the meanings set forth below:

“*** Applications” shall mean any application that enables a *** (including but not limited to conversion from *** to *** conversion from *** to ***, rendering for ***, *** or ***).

“Agreement” shall mean this Intellectual Property Transfer and License Agreement together with all annexes, exhibits and other documents referred to herein or therein.

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“Associated Company(ies)” shaft mean any one or more entities, which is (are) directly or indirectly owned or controlled by Royal Philips or PSI, respectively, but any such entity shall only be deemed an Associated Company for the period such ownership or control exists. For the purposes of this definition, (i) Royal Philips or PSI shall be deemed to own and/or to control an entity if more than 50% (fifty per cent) of the voting stock of such entity, ordinarily entitled to vote for the election of directors (or, if there is no such stock, more than 50% (fifty per cent) of the ownership of or control in such entity) is held by and consolidated in the annual accounts of Royal Philips or PSI, respectively, and (ii) PSI and its Associated Companies shall not be deemed Associated Companies of Royal Philips, irrespective of Royal Philips’ share in PSI.

“Business Know-How” shall mean any Know-How owned by Philips Group-Old, which originated within any entities of Philips Group-Old and that is primarily used or primarily intended to be used within PSI Group as of the Closing Date.

“Business Software” shall mean any Software owned by Philips Group-Old, which originated within any entities of Philips Group-Old and that is primarily used or primarily intended to be used within PSI Group as of the Closing Date, ***.

“Closing Date” shall mean 28 September 2006 at 24.00 hours CET.

“Confidential Information” shall have the meaning referred to in Clause 10.

“CTO Council” shall mean the *** referred to in Clause 4.8.

*** shall mean any former *** respectively, and any *** (other than to ***).

“Domain Names” shall mean the registered domain names and applications therefor as listed in *** to this Agreement.

“GMR Philips-Patents” shall mean the *** Patents that are listed in *** to this Agreement.

*** shall mean the *** for the *** calendar years after the Closing Date of the PSI BUs, as attached to this Agreement as ***.

“Intellectual Property” shall mean Patents, Know-How, Software, the copyrights meant in Clause 6.2, Trademarks and Domain Names.

“Kits” shall mean kits consisting of one or more integrated circuits and software.

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“Know-How” shad mean all technical information, data and documents of whatever nature, including without limitation drawings, specifications, photographs, samples, models, processes, procedures, reports and correspondence, all of which relate to the Products, but excluding any intellectual property rights (including data base rights) therein.

“Party” shall mean Royal Philips or PSI and “Parties” shall mean Royal Philips and PSI together.

“Patents” shall mean any patents, petty patents, provisionals, utility models or applications therefor, including any divisions, continuations, continuations-in-part, reexaminations, renewals and re-issues thereof, in any country of the world.

“*** Transfer-Patents” shaft mean the Transfer-Patents that are listed in *** to this Agreement.

“Philips Group” shall mean Royal Philips together with its Associated Companies.

“Philips Group-Old” shall mean Philips Group and any entities of PS! Group immediately after the Closing Date.

“Philips Know-How” shall mean any Know-How owned by Philips Group-Old, other than Business Know-How, which is available to PSI Group immediately after the Closing Date.

“Philips-Owned Software” shall mean any Software owned by Philips Group-Old, other than Business Software, which is used by PSI Group as of the Closing Date ***

“Philips-Patents” shall mean any Patents owned or controlled by Philips Group-Old, other than Transfer-Patents, to the extent that they are entitled to the benefit of a filing date prior to the Closing Date and for which Philips is free to grant licenses to third parties without the consent of or accounting to any third party, other than an Associated Company of Royal Philips or an Associated Company of PSI.

“Products” shall mean PSI BUs Products, PSI EBs Products and PSI SW Products.

“PSI Group” shall mean PSI together with its Associated Companies, and where it concerns the period before the Closing Date PSI together with the Associated Companies of Royal Philips which are (to be) an Associated Company of PSI as of the Closing Date.

“PSI Bus” shall mean the Philips Semiconductors’ business units referred to as Home, Mobile & Personal, Automotive & Identification and Multi Market Semiconductors as belonging to PSI Group as of the Closing Date.

“PSI BUs Product(s)” shall mean any produces) as listed in the product catalogue attached to this Agreement as Annex *** as well as proprietary products of the PSI BUs that PSI can reasonably demonstrate were offered for sale to third parties prior to the Closing Date.

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“PSI EBs” shall mean the Philips Semiconductors’ business unit referred to as Emerging Businesses, excluding the Philips Semiconductors’ business unit Philips Software, as belonging to PSI Group as of the Closing Date.

“PSI EBs Product(s)” shall mean any product(s) as listed in the product catalogue attached to this Agreement as *** as well as proprietary products of the PSI EBs that PSI can reasonably demonstrate were offered for sale to third parties prior to the Closing Date.

“PSI SW” shall mean the part of the Philips Semiconductors’ business unit referred to as Philips Software as belonging to PSI Group as of the Closing Date.

“PSI SW Product(s)” shall mean any product(s) as listed in the product catalogue attached to this Agreement as *** as well as proprietary products of PSI SW that PSI can reasonably demonstrate were offered for sale to third parties prior to the Closing Date.

“Rolling Financial Forecasts of PSI EBs” or “RFFs of PSI EBs” shall mean the financial forecasts for the six annual quarters of Q2 of 2006 – Q3 of 2007 of the PSI EBs, as attached to this Agreement as ***.

“Rolling Financial Forecasts of PSI SW” or “RFFs of PSI SW” shall mean the financial forecasts for the six annual quarters of Q2 of 2006 – Q3 of 2007 of PSI SW, as attached to this Agreement as ***.

“Software” shall mean (any rights on) a code in any programming language contained in any format, including human and machine-readable format.

“Third Party Software” shall mean any Software owned by a third party that is licensed to Philips Group-Old and which is predominantly used by PSI Group as of the Closing Date ***

“Trademarks” shall mean the registered trademarks and applications therefor as listed in *** to this Agreement.

“Transfer-Patents” shall mean the Patents that are listed in *** to this Agreement, any corresponding Patents to the extent that they cover the same inventions as the Patents listed in *** and any (Patents on the) invention disclosures that are listed in *** to this Agreement, subject to any changes due to withdrawals and rejections in the normal course of business occurring between the date of compilation of these Annexes and the Closing Date.

“Transferred Intellectual Property” shall mean all Intellectual Property (to be) assigned to PSI Group in accordance with the provisions of this Agreement.

1.2	References to persons and companies

References to:

1.2.1	a “person” include any individual, company, partnership or unincorporated association (whether or not having separate legal personality); and

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1.2.2	a “company” include any company, corporation or any body corporate, wherever incorporated.

1.3	Headings and references to Clauses, Annexes, Parts and Paragraphs

1.3.1	Headings have been inserted for convenience of reference only and do not affect the interpretation of any of the provisions of this Agreement.

1.3.2	A reference in this Agreement to a “Clause” or “Annex” is to the relevant clause of or annex to this Agreement; to a “Part” is to the relevant part of the relevant Annex; and to a “Paragraph” is to the relevant paragraph of (the relevant Part of) the relevant Annex.

1.4	References to liabilities and obligations of Royal Philips and PSI

1.4.1	Any reference in this Agreement to a liability or obligation of Royal Philips shall be deemed to incorporate a reference to an obligation on the part of Royal Philips to procure that the relevant liability is discharged or obligation is performed by any of the relevant members of Philips Group, subject to the terms set out in this Agreement.

1.4.2	Any reference in this Agreement to a liability or obligation of PSI shall be deemed to incorporate a reference to an obligation on the part of PSI to procure that the relevant liability is discharged or obligation is performed by any of the relevant members of PSI Group, subject to the terms set out in this Agreement.

1.5	Legal terms

In respect of any jurisdiction other than the Netherlands, a reference to any Netherlands legal term shall be construed as a reference to the term or concept which most nearly corresponds to it in that jurisdiction.

1.6	Other references

1.6.1	Whenever used in this Agreement, the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

1.6.2	Any reference in this Agreement to any gender shall include all genders, and words importing the singular shall include the plural and vice versa.

1.6.3	Whenever used In this Agreement in the context of the grant of a license or rights under any Intellectual Property, the words “use” or “used” shall be deemed to include all acts and activities which would (if not for the license) infringe or amount to an actionable misuse of the-relevant rights including the use, development, keeping, making, selling, offering for sale, leasing, importing, exporting or otherwise disposing of any product, process or method.

1.7	Drafting Party

No provision of this Agreement shall be interpreted against a Party solely as a result of the fact that such Party was responsible for the drafting of such provision, it being acknowledged that the Parties and representatives of the Parties have participated in the drafting and negotiating of this Agreement.

2	ASSIGNMENT OF TRANSFER-PATENTS TO PSI

2.1	Transfer

Subject to the provisions of this Clause 2, Royal Philips hereby assigns to PSI and

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agrees to transfer to PSI or such PSI Group member as designated by PSI and PSI shall procure that such PSI Group member shall accept the transfer of the Transfer-Patents, subject to all prior commitments and prior undertakings vis-à-vis third parties entered into by Philips Group-Old prior to the Closing Date and all arrangements between entities belonging to PSI Group and entities remaining with Philips Group made prior to the Closing Date, and subject to the license retained by Philips Group pursuant to Clauses 3.1 and 3.2 under any and all Transfer-Patents,

2.2	Effecting transfer

Royal Philips shall execute and deliver all files, assignments, and titles, evidence or authorizations as may be required to effectuate or to formalize the transfer of the Transfer-Patents on a jurisdiction by jurisdiction basis, and to cause the Transfer-Patents to be recorded at the relevant patent registers around the world in the name of PSI or its designated Associated Companies. For the purpose of the registration of the transfer of the legal title to the Transfer-Patents as per Clause 2.1 hereof, Royal Philips and PSI shall sign a deed of transfer containing the same conditions as the deed of transfer in *** as soon as possible after the Closing Date when the Parties have reached agreement on the format of the annex to the deed of transfer. Royal Philips hereby grants PSI and its Associated Companies (designated by PSI) an irrevocable power of attorney to perform any (legal) acts and to execute any documents in its or its Associated Companies’ name as may be necessary in this respect, it being understood that this Agreement may not be submitted to the relevant patent registers. If, for whatever reason, the transfer of the Transfer-Patents has not become effective, in full or in part, by the signing by both Parties of this deed of transfer, both Parties will promptly do whatever is necessary to fully effectuate the transfer of the Transfer-Patents.

2.3	Rights prior to Closing Date

PSI does not acquire any rights accruing from ownership of the Transfer-Patents prior to the Closing Date. PSI Group may, however, (i) sue and collect damages in respect of any act of infringement or alleged infringement upon the Transfer-Patents committed prior to the Closing Date, and (ii) give a release for any acts performed prior to the Closing Date and infringing or allegedly infringing upon the Transfer-Patents to any third party. Royal Philips shall not be obliged to take any action in relation to any third party for any act of infringement prior to the Closing Date.

2.4	License pending transfer

Pending the transfers contemplated by Clauses 2.1 and 2.2, PSI Group shall have a license to undertake anything they would be entitled to, had the transfers been effected already, except to enforce at law.

2.5	Information on challenges pending transfer

Royal Philips shall pass on to PSI any correspondence Philips Group receives with respect to any of the Transfer-Patents. This obligation of Royal Philips to inform PSI shall cease upon transfer and recordal of the change in ownership of the Transfer-Patents in the national registers of the designated countries (in respect of such Patents), but no later than 12 (twelve) months after the Closing Date. PSI shall decide at its sole discretion whether it wants to take any action on the basis of the information provided by Royal Philips, and if so, which action it wishes to take. If PSI decides to take action against a third party in order to uphold or enforce the Transfer-Patents, Royal Philips shall provide any reasonable assistance which PSI may request, unless such assistance would harm the reasonable business interests of Philips Group, PSI shall compensate Royal Philips

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for ail reasonable costs which Royal Philips shall make in providing this assistance. Notwithstanding anything in the foregoing, Royal Philips shall not have any obligation to become a party in any litigation to which PSI is a party.

2.6	Prior consent

Where Philips Group requires a third party’s prior consent for a transfer contemplated in Clauses 2.1 and 2.2, Royal Philips shall use its reasonable endeavors to procure such consent as soon as reasonably possible and will effect the assignment and transfer to PSI Group of such Transfer-Patents immediately thereafter.

2.7	Information on prior arrangements

Within 30 days following receipt of PSI’s or any of its successors’ or assigns’ written request specifying the third party against whom PSI or any authorised third party contemplates to enforce any of the Transfer-Patents, Royal Philips shall use its reasonable endeavors to confirm in writing whether or not that third party can claim rights under those Transfer-Patents (i) granted by Philips Group-Old under any prior agreement or prior commitment entered into prior to the Closing Date or (ii) granted by Philips Group pursuant to Clause 3 after the Closing Date.

2.8	Transfer costs

PSI shall bear any costs related to the assignment and transfer of the Transfer-Patents from Philips Group to PSI Group pursuant to Clauses 2.1 and 2.2 and the registration thereof, including all official and agency fees.

2.9	Maintenance costs

PSI shall bear any costs of prosecution and maintenance of the Transfer-Patents arising as from the Closing Date, including any remuneration payable to inventors with respect to the period after the Closing Date in accordance with applicable national laws with respect to any of the Transfer-Patents, except that amounts that become due and payable after the Closing Date with respect to prosecution or maintenance of the Transfer-Patents in the period before the Closing Date, shall be borne by Royal Philips.

2.10	Return of Philips-Patents

Subject to all prior commitments and prior undertakings of Philips Group-Old to third parties entered into prior to the Closing Date and subject to the licenses granted to PSI Group pursuant to Clause 4, PSI Group hereby assigns to Royal Philips any Philips-Patents that are registered in the name of any entities of Philips Group-Old belonging to PSI Group as of the Closing Date. The above paragraphs of this Clause 2 apply mutatis mutandis (e.g. with Royal Philips bearing the cost).

3	RETAINED LICENSE TO PHILIPS GROUP

3.1	Retained license

Philips Group retains a *** license under the *** as of the Closing Date and under ***, but not including ***

3.2	Have-made and sublicensing rights Philips Group

The license retained by Philips Group pursuant to Clause 3.1 includes ***

3.2.1	to *** and for the use or resale by, Philips Group;

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3.2.2	to ***

3.2.3	to ***

3.2.4	to ***

3.2.5	to ***

3.2.6	to ***

but does not include ***

3.3	Undertaking ***

PSI shall ***

3.4	Termination in respect of ***

The license retained by Philips Group pursuant to Clauses 3.1 and 3.2 above shall terminate ***

3.5	Option for ***

In the event that such ***

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3.6	License to ***

Such license ***

3.7	Respecting license and prior commitments in case of pledge of Transfer-Patents

In the event PSI agrees with a third party to pledge, or otherwise encumber, any of the Transfer-Patents, PSI is under the obligation to agree with such third party, (a) that such third party shall respect (i) the licenses retained by Philips Group with regard to the Transfer-Patents, and (ii) the prior commitments and prior undertakings with regard to the Transfer-Patents vis-a-vis third parties entered into by Philips Group-Old prior to the Closing Date and all arrangements with regard to the Transfer-Patents between entities belonging to PSI Group and entities remaining with Philips Group made prior to the Closing Date, and (b) that such third party shall impose the obligations described under (a) on any other beneficiary/transferee of any of the Transfer-Patents by way of a perpetual clause.

3.8	Registration license before registration pledge

In the event that (i) any of the Transfer-Patents is pledged or otherwise encumbered, (ii) the pledge or other encumbrance is registered at the relevant patent authorities or other authority, and (iii) the license retained by Philips Group cannot be secured in the registration of the pledge or other encumbrance, then PSI shall be under the obligation to register such license at the relevant patent authorities prior the registration of such pledge or other encumbrance.

4	LICENSE TO PSI GROUP

4.1	For current and successor products and technologies/features

Subject to Clauses 4.6 and 4.12, Royal Philips hereby grants to PSI Group a nonexclusive, non-transferable, irrevocable, world-wide, fully paid-up and royalty-free license, including the have-made and sublicensing rights as stipulated in Clause 4.7, under any and all Philips-Patents or Philips Know-How

4.1.1	used in any PSI BUs Product for the continued use by PSI Group in such Product and any commercial successor type thereof;

4.1.2	used in any PSI EBs Product approved by the CTO Council (as evidenced by Annex 7) for the continued use by PSI Group in such Product and any commercial successor type thereof;

4.1.3	used in. any PSI SW Product approved by the CTO Council (as evidenced by Annex 8) for the continued use by PSI Group in such Product and any commercial successor type thereof;

4.1.4	used in any technology/feature used in any PSI EBs Product approved by the CTO Council (as evidenced by Annex 7) for the use by PSI Group of such technology/feature in products within the current scope of PSI EBs;

4.1.5	used in any technology/feature used in any PSI SW Product approved by the CTO Council (as evidenced by Annex 8) for the use by PSI Group of such technology/feature in products within the current scope of PSI SW.

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A current scope includes products offered for sale prior to the Closing Date, technologies/features approved as set out above, their commercial successor types and any natural extension thereof,

4.2	For technologies/features currently developed by or for PSI BUs

Subject to Clauses 4.6 and 4.12, Royal Philips hereby grants to PSI Group a nonexclusive, non-transferable, irrevocable, world-wide, fully paid-up and royalty-free license, including the have-made and sublicensing rights as stipulated in Clause 4.7, under any and all Philips-Patents and Philips Know-How that are or will be used in any technology/feature, for which PSI can demonstrate to the reasonable satisfaction of Royal Philips, that this was

(i)	developed by and for the account of one or more of the PSI BUs prior to the Closing Date,

(ii)	under a material development by and for the account of one or more of the PSI BUs on the basis of an approved budget and started within one or more of the PSI BUs prior to the Closing Date, or

(iii)	developed exclusively for one or more of the PSI BUs and transferred to the relevant PSI BUs within 3 months after the Closing Date,

such license being for the use of such technology/feature in products within the current scope of the PSI BUs.

4.3	For technologies/features developed pursuant to roadmaps or forecasts

Subject to Clauses 4.6 and 4.12, Royal Philips hereby grants to PSI Group a nonexclusive, non-transferable, irrevocable, world-wide, fully paid-up and royalty-free license, including the have-made and sublicensing rights as stipulated in Clause 4.7, under any Philips-Patents or Philips Know-How that originated from such part (in scope and time) of the contract research work executed by Philips Group-Old prior to the Closing Date that was co-funded by PSI Group, as can be demonstrated by PSI to the reasonable satisfaction of Royal Philips, and that

4.3.1	are used in any technology/feature approved by the CTO Council (as evidenced by Annex 9A) that has been or will be developed by or exclusively for one or more of the PSI BUs pursuant to one or more of the Integral Roadmaps of PSI BUs, such license being for the use of such technology/feature in products within the current scope of the PSI BUs;

4.3.2	are used in any technology/feature approved by the CTO Council (as evidenced by Annex 10A) that has been or will be developed by or exclusively for one or more of the PSI EBs pursuant to one or more of the RFFs of PSI EBs, such license being for the use of such technology/feature in products within the current scope of the PSI EBs;

4.3.3	are used in any technology/feature approved by the CTO Council (as evidenced by Annex 11 A) that has been or will be developed by or exclusively for PSI SW pursuant to one or more of the RFFs of PSI SW, such license being for the use of such technology/feature in products within the current scope of PSI SW.

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4.4	GMR Philips-Patents

Subject to Clauses 4.6 and 4.12, Royal Philips hereby grants to PSI Group a non-exclusive, non-transferable, irrevocable, world-wide, fully paid-up and royalty-free license, including the have-made and sublicensing rights as stipulated in Clause 4.7, under the GMR Philips-Patents for use in Giant Magneto-Resistive devices outside the field of healthcare and bio applications,

4.5	RFID tags

Subject to Clauses 4.8 and 4.12, Royal Philips hereby grants to PSI Group a non-exclusive, non-transferable, irrevocable, world-wide, fully paid-up and royalty-free license, including the have-made and sublicensing rights as stipulated in Clause 4.7, under the Philips-Patents relevant to polymer electronics and that originated from such part (in scope and time) of the contract research work executed by Philips Group-Old prior to the Closing Date as was co-funded by PSI Group, as can be demonstrated by PSI to the reasonable satisfaction of Royal Philips, such license being limited to use in the field of RFID tags and labels. ***

4.6	Respecting prior commitments

The licenses granted by Royal Philips to PSI Group pursuant to Clauses 4.1 - 4.5 above are subject to alt prior commitments and prior undertakings vis-à-vis third parties entered into by Philips Group-Old prior to the Closing Date and all arrangements between entities belonging to PSI Group and entities remaining with Philips Group, made prior to the Closing Date and, where such licenses to PSI Group are granted after the Closing Date, also the prior commitments and prior undertakings vis-à-vis third parties entered into by Philips Group between the Closing Date and such later date.

4.7	Sublicensing rights

The licenses granted by Royal Philips to PSI Group pursuant to Clauses 4.1 - 4.5 include the fully paid-up and royalty-free right for PSI Group:

4.7.1	to have products made by a third party manufacturer, solely for the account of, and for the use or resale by, PSI Group; and

4.7.2	to grant sublicenses in the context of and to the extent necessary for the sale or licensing, directly or indirectly, of services, Software and/or IP blocks by PSI Group;

The licenses granted pursuant to Clauses 4.1 - 4.5 do not include any other have-made or sublicensing right than set out in this Clause 4.7.

4.8	Establishment CTO Council

Parties have established and have agreed to continue a committee (“CTO Council”) that is chaired by the CTO of Philips and further has as its members the CTO of PSI, the CTOs of the Philips Product Divisions, as well as the CEOs of Philips Research, Philips Applied Technologies and Philips Intellectual Property & Standards. The CTO Council shall meet upon the written request of one of the Parties. At meetings of the CTO Council at least one member of each Party shall be present.

4.9	Decisions CTO Council

The CTO Council has decided, and to the extent necessary, will decide after the Closing Date, on the basis of unanimity whether to approve any technology/feature or Product pursuant to Clauses 4.1 (except 4.1.1) and 4.3 above, such approval only to be withheld if such approval would harm the business interests of Philips Group. The CTO Council may decide on the basis of majority voting, including the affirmative vote of PSI Group’s

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CTO, to make such approval subject to the conditions that the license granted by Royal Philips to PSI Group shall only enter into force after expiration of certain leadtime(s) for Philips Group and/or that the license granted by Royal Philips to PSI Group shall be restricted to certain field(s) of use, which conditions shall be adhered to and respected by PSI Group in respect of its products offered for sale to third parties. The technologies/features or Products for which the CTO Council has made its approval subject to leadtime(s) and/or field(s) of use are indicated in Annexes 7, 8, 9A, 10A, and 11A to this Agreement, which shall be updated by the Parties from time to time in accordance with the provisions of this Agreement.

4.10	Absence of positive CTO Council decision

As of the Closing Date, PSI Group shall not have any license rights, neither directly nor indirectly, in respect of the technologies/features and Products for which the CTO Council has not given its approval in accordance with Clause 4.9 prior to the Closing Date (as evidenced by Annexes 7, 8, 9A, 10A and 11A to this Agreement), except in case the CTO Council decides to give its approval after the Closing Date. Such withholding of an approval by the CTO Council shall be without prejudice to PSI Group’s right to seek approval for such technology/feature or Product again in a later meeting of the CTO Council after the Closing Date. In the event that the CTO Council then decides to approve such technology/feature or Product as yet, PSI Group shall be licensed for such technology/feature or Product in accordance with the applicable license granted to PSI Group pursuant to Clauses 4.1 - 4.3, provided however that any other conditions to which the grant of such license is subject, have also been satisfied. The Parties shall update Annexes 7, 8, 9A, 10A and 11A accordingly from time to time in accordance with the provisions of this Agreement.

4.11	Additional negotiated licenses

Subject to Clause 4.12, upon PSI’s request, Philips shall negotiate with PSI Group the grant of non-exclusive licenses under any Philips-Patents other than those licensed to PSI Group pursuant to Clauses 4.1 - 4.5 for use within the scope of PSI Group’s business against terms and conditions to be agreed upon between the Parties, unless the grant of such license to PSI Group would cause harm to any of Philips Group’s business or IP interests.

4.12	Exceptions

None of the provisions of this Agreement shall be interpreted to require Royal Philips to grant or have granted any licenses to PSI Group under any Philips-Patents that:

(i)	are necessarily infringed when implementing a standard adopted by a standard setting body, interest group or agreed between two or more companies; or

(ii)	are or will be part of an industry-wide licensing program of which Royal Philips has notified PSI Group in writing.

4.13	Termination in respect of ***

The licenses granted by Royal Philips to PSI Group pursuant to Clauses 4.1 - 4.5 and 4.7 above shall terminate ***. Such termination shaft be without prejudice to and have no effect on any licenses granted to or retained by Philips Group under this Agreement with respect to any Transfer-Patents, Business Know-How or Business Software owned or controlled by such entity.

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4.14	Option for ***

In the event that *** requests Royal Philips in writing with the written support of PSI within 180 days after *** with Royal Philips as specified in Clause 4.***, then Royal Philips shall ***

4.15	License ***

Such license agreement shall be for the grant of non-transferable, non-exclusive, irrevocable, world-wide, fully paid-up and royalty-free licenses of the same scope and subject to the same conditions as the licenses pursuant to Clauses 4.1 - 4.5, provided however that such licenses (i) shall only be under those Philips-Patents that are licensed to PSI Group pursuant to Clauses 4.1 - 4.5 at the moment of *** and which are *** and (ii) shall be limited to the ***

5	EXCEPTIONS

5.1	*** Transfer-Patents

PSI Group shall re-assign to Royal Philips the *** Transfer-Patents, in the event that PSI Group has not satisfied all of the following conditions at the latest 5 years after the Closing Date:

(i)	*** is on the official technology roadmap of PSI Group, with one committed product to a customer;

(ii)	a first *** of at least *** has been designed; and

(iii)	first *** wafers have been processed in *** or in any other *** facility.

5.2	*** Transfer-Patents retained license

Any re-assignment pursuant to Clause 5.1 shall be subject to PSI Group retaining a nonexclusive, non-transferable, irrevocable, world-wide, fully paid-up and royalty-free license, without the right to grant sublicenses (except to have products made by a third party manufacturer, solely for the account of, and for the use or resale by, PSI Group), under the *** Transfer-Patents for its own use.

5.3	Stand still *** Transfer-Patents

Until fulfilment of the conditions set out in Clause 5.1 or re-assignment as set out in Clause 5.1 (whichever happens first), PSI Group shall

5.3.1	not enter into any commitment or undertaking vis-à-vis any third party that would materially restrict Philips Group’s use of these Patents if and when transferred to Royal Philips pursuant to Clause 5.1;

5.3.2	endeavor to maintain the *** Transfer Patents in each country, except those for which PSI first offered the relevant Patents to Royal Philips and Royal Philips did not express its desire to have such Patents transferred to it;

5.3.3	prosecute each of the *** Transfer Patents in a manner, which reasonably preserves the broadest possible scope of protection in US, JP, CN, DE, FR and GB, in order to take into account Philips Group’s interests in these Patents,

5.4	*** applications

Clause 4 does not apply to Philips-Patents and Philips Know-How relevant to ***

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Applications. Upon PSl’s request, Royal Philips shall grant PSI Group a non-exclusive license under Philips-Patents and Philips Know-How relevant to *** Applications, such license shall be against terms and conditions similar to those Royal Philips offers to other semiconductor manufacturers and subject to the exceptions set forth in Clause 4.12 which shall apply mutatis mutandis. Royal Philips shall not be required to grant PS! broader licenses than actually granted to other semiconductor manufacturers.

5.5	Solid state lighting applications

For products that are or incorporate a solid-state lighting device for lighting applications, or any component specifically designed therefor other than integrated circuits for use in control drivers, the licenses granted to PSI Group pursuant to Clause 4 only extend to those Philips-Patents that (i) originated from such part (in scope and time) of the contract research work executed by Philips Group-Old prior to the Closing Date as was co-funded by PSI Group, as can be demonstrated by PSI to the reasonable satisfaction of Royal Philips, or (ii) list as inventor(s) one or more employees that at the time of the invention were employed by PSI Group.

6	KNOW-HOW, COPYRIGHTS

6.1	Business Know-How

Royal Philips hereby assigns and transfers and shall procure the assignment and transfer by its Associated Companies of all Business Know-How to PSI Group as per the Closing Date as part of PSI Group, subject to:

6.1.1 all prior commitments and prior undertakings, either within Philips Group-Old or vis-à-vis third parties, entered into by Philips Group-Old prior to the Closing Date; and

6.1.2	Philips Group retaining the license pursuant to Clauses 3.1 and 3.2.

6.2	Copyrights

Royal Philips transfers and shall procure the transfer by its Associated Companies to PSI of ail copyrights it and they may have in the integrated circuits and discretes, miniature loudspeakers, Kits or RF front end solutions, all as sold or developed by or exclusively for PSI Group until the Closing Date, and any copyrights in the drawings for or in documentation about such products (all except to the extent this constitutes Software). Nothing in this Agreement shall be read to imply a license to any copyright of PSI Group,

7	SOFTWARE

7.1	Business Software

Royal Philips hereby assigns and transfers, and shall procure that its Associated Companies will assign and transfer, to PSI Group Philips Group’s entire right, title and interest to the Business Software, including all copyrights and trade secrets in the Business Software, for all countries of the world, subject to (i) all prior commitments and prior undertakings, either within Philips Group-Old or vis-à-vis third parties, entered into by Philips Group-Old prior to the Closing Date, and (ii) Philips Group retaining a nonexclusive, irrevocable, world-wide, fully paid-up and royalty-free licence to use (in the broadest sense) such Software within the scope of business of Philips Group, including, without limitation, the right to modify, create derivative works and the right to grant sublicenses for the use of such Software, in the context of and to the extent necessary for marketing or supplying Philips products and provided such Software is available within Philips Group on the Closing Date.

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7.2	License to use Philips-Owned Software

Royal Philips hereby grants to PSI Group a non-transferable, non-exclusive, irrevocable, world-wide, fully paid up and royalty-free license under any of Philips Group’s copyrights and trade secrets in the Philips-Owned Software to the extent such Software is available within PSI Group on the Closing Date to use (in the broadest sense) such Software within the scope of business of PSI Group, including, without limitation, the right to modify, create derivative works and the right to grant sublicenses, in the context of and to the extent necessary for marketing or supplying integrated circuits and discretes, miniature loudspeakers, Kits or RF front end solutions supplied by PSI Group per the Closing Date and any commercial successor types thereof, subject to all prior commitments and prior undertakings, either within Philips Group-Old or vis-à-vis third parties, entered into by Philips Group-Old prior to the Closing Date.

7.3	Third Party Software

Royal Philips shall assign to PSI Group the agreements relating to Third Party Software entered into by Philips Group-Old prior to the Closing Date as listed in Annex *** to this Agreement, but only to the extent that such agreements are assignable without the consent of a third party. For any such agreement not so assignable, Philips shall use its reasonable endeavours to procure the (consent to) assignment of such agreement to PSI Group or provide PSI Group the benefit of the rights under such agreements (subject to the obligations there under) in another way, all subject to PSI reimbursing Royal Philips for the additional costs incurred by Philips Group in relation thereto.

7.4	Philips-Owned Software

Royal Philips and PSI Group shall negotiate in good faith mutually agreeable terms and conditions for the maintenance and support of Philips-Owned Software licensed hereunder by Royal Philips to PSI Group.

8	TRADEMARKS AND DOMAIN NAMES

8.1	Assignment

Royal Philips hereby transfers and assigns to PSI Group the Trademarks, and the goodwill attached to and represented by such Trademarks and Domain Names, subject to all prior commitments and prior undertakings of Philips Group-Old to third parties entered into prior to the Closing Date. Clauses 2.2 and 2.5 shall apply mutatis mutandis, except that Royal Philips and PSI shall sign the deed of transfer in Annex *** immediately after the signing of this Agreement.

8.2	Restricted Use

After the Closing Date PSI Group shall not use (i) the word Philips as a trade name or as part of a corporate name, (ii) the trademark Philips and/or Philips shield emblem, or (iii) any derivate or combination mark containing the elements PHILI or PHIL, other than as agreed in the Trademark License Agreement attached hereto as Annex ***.

9	ASSIGNMENT OF PATENT LICENSE AND PATENT OWNERSHIP AGREEMENTS

9.1	Assignment

Royal Philips shall assign to PSI Group the patent license agreements and the patent ownership agreements entered into by Philips Group-Old prior to the Closing Date as listed in Annex *** hereto, to the extent that such agreements are assignable.

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9.2	Exception to assignment

If any such agreement is not assignable without the consent of a third party, Royal Philips shall use its reasonable endeavors to obtain the consent of the other party(ies) to such agreement for the assignment thereof to PSI Group. If Philips is unable to obtain such consent. Philips shall use it reasonable endeavors to provide PSI Group the benefit of the rights under such agreements (subject to the obligations there under) in another way or assist PSI Group in finding alternative solutions, all subject to PSI reimbursing Royal Philips for the additional costs (except internal costs) incurred by Philips Group in relation thereto.

9.3	***

In relation to any license agreements or cross licenses listed in Annex *** by which rights may be granted to a divested company subject to Royal Philips or any of its Associated Companies supporting an application for the grant of such rights, Royal Philips shall support such applications and shall use reasonable endeavours to ensure that the benefit of the *** provision in that agreement is realised for the benefit of the PSI Group as *** (of Royal Philips), all subject to PSI reimbursing Royal Philips for the additional costs (except internal costs) incurred by Philips Group in relation thereto.

10	CONFIDENTIAL INFORMATION

In connection with the disentanglement and assignments to be performed and licenses to be granted under this Agreement, Parties may disclose or provide access to certain Confidential Information to each other or retain Confidential Information relating to the other Party and its Associated Companies. The receiving or retaining Party shall maintain such Confidential Information relating to the other Party strictly confidential and shall not use, disclose, or otherwise exploit any Confidential Information for any purpose not expressly authorized under this Agreement. For the purpose of this Agreement, the term “Confidential Information” shall mean any data or information that is designated as confidential by Philips Group-Old. Notwithstanding the foregoing, Confidential Information shall not include information that: (i) is publicly available or in the public domain at the time it is disclosed; or (ii) is or becomes publicly available or enters the public domain through no fault of either Party or (iii) is obtained by the other Party from an authorised third-party source or developed independently by the other Party, or (iv) is required by applicable law, court order or legal process to be disclosed, provided that the obligated Party shall promptly inform the other Party, and cooperate in any attempts by the other Party to obtain a protective order or similar treatment.

11	REPRESENTATIONS AND WARRANTIES

11.1	As is

Parties acknowledge and agree that the assignments made and licenses granted by either Party hereunder are made on an “AS IS” basis and Parties do not make and hereby expressly disclaim any other express or implied representation or any warranty (including, without limitation, any express or implied warranties of merchantability, fitness for a particular purpose, title, enforceability, validity, subsistence, scope, non-infringement or non-violation of any rights of any third party, and the absence of any outstanding order, judgement, decision, decree or agreement adversely affecting the use thereof by the other Party and its Associated Companies).

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11.2	No maintenance obligation

Except as specifically provided elsewhere, neither Party shall have any obligation to maintain or support any Intellectual Property licensed under this Agreement, or to provide upgrades or enhancements thereto.

12	NON-COMPETE

12.1	Restricted activities

Philips Group undertakes that *** commencing on the Closing Date, it shall not make, sell and/or otherwise dispose of integrated circuits and discretes, miniature loudspeakers, Kits or RF front end solutions competing with products sold by PSI Group at the Closing Date or being developed by and for the account of PSI Group on the basis of an approved budget at the Closing Date, or their commercial successors (any such competing products hereafter “PSI Products”), other than those referred to in Clause 12.2, in any country of the world (the “Restricted Activity”).

12.2	Products not restricted

Solid state and other lighting devices (including control modules for drivers of such devices), giant-or tunnel magneto-resistive devices for other than automotive applications, imaging- and bio- and other sensor devices, lab-on-chips, drug delivery and drug testing devices, therapeutic devices, implantables, sensor and actuator modules other than for automotive or RFID applications, micro electro-mechanical and/or semiconductor switches for bio or healthcare applications, flexible-or organic semiconductors and semiconductors using substrates other than silicon fall outside the Restricted Activity.

12.3	Activities not restricted

Nothing in Clause 12,1 shall restrict Philips Group from:

12.3.1	Conducting research, developing products, prototyping or making small non-commercial series of products competing with PSI Products;

12.3.2	Making, having made, selling or otherwise disposing of products the Philips Group offers for sale or develops as of the Closing Date (including through the businesses of the Product Divisions Consumer Electronics (except for the IC Lab), Medical Systems, Lighting (incl. Lumileds) and Domestic Appliances and Personal Care, as well as the Philips entities Consumer Healthcare Solutions, Corporate Technologies (including Philips Research and Philips Applied Technologies (except for the parts that move to PSI), the Lifestyle, Healthcare and Technology Incubators and the Molecular Healthcare Business) and Corporate Investments (including Ommic)) and their commercial successors;

12.3.3	Making, having made, selling or otherwise disposing of end-user products directed to

(i)	the consumer market (including any kind of personal care and domestic appliances);

(ii)	the professional and consumer medical markets and the professional and personal healthcare-and wellness markets; or

(iii)	for the professional, consumer and special lighting markets, whether based on lamps or on solid state devices;

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12.3.4	Making or having made any type of semiconductor products (whether in the form of a die, wafer or packaged chip) for incorporation into any Philips products, systems, applications or services;

12.3.5	Making, setting or otherwise disposing of such semiconductor products as standalone products to third parties, provided that standalone semiconductor products falling within the Restricted Activity may only be sold or otherwise disposed of with the written consent of PSI;

12.3.6	making, using, selling, licensing and/or otherwise disposing of any software product that does not contain Business Software originating from and marketed by PSI Group separately or in combination with integrated circuits, either as a standalone product or bundled with any other Philips product, device, system, application or service;

12.3.7	making, using, selling and/or otherwise disposing of any demonstration or evaluation tools or kits for any of Philips products, systems or applications;

12.3.8	Developing or conducting incubands or ventures, spinning-out or spinning-off any business activities of Philips Group, or creating business out of Philips Group’s research and development activities, within the Restricted Activity as long as the total activities of any such business separately has revenues less than 50 million euros per year;

12.3.9	Providing research, development and engineering facilities with clean room, material analysis, prototyping, sampling, small series production, verification, testing, and/or offering related services to third parties;

12.3.10	Acquiring a controlling interest in another company or entity, provided that the commercial activities of such company or entity failing within the Restricted Activity did not generate more than hundred million euros of revenue in the fiscal year preceding the year in which the acquisition is made. In the event that an acquisition should occur of a company or entity with a revenue above this threshold, then Royal Philips will enter into good faith negotiations with PSI Group for the sale of such competing commercial activities to PSI Group;

12.3.11	Acquiring a non-controlling interest in another company or entity, provided that if such company or entity is primarily engaged in activities falling within the Restricted Activity, such interest shall not exceed 10 per cent of the voting stock ordinarily entitled to vote in the election of directors of such company or entity;

12.3.12	Holding any securities or having any other interest in another company or entity, the main activity of which is to make, select, hold and/or manage investments in start-up or other businesses, or having any interest in any investment made, held or managed by such company or entity, provided that:

i.	Royal Philips is not able to control or direct such other company or entity in any manner with respect to such investments; and

ii.	Royal Philips is not able to control the management or direct the activities of any such company or entity in which such investment has been made.

12.3.12	Continue its interest in TSMC as may vary from time to time, provided that an increase of its interest may only result from financial transactions not initiated by Royal Philips.

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For the avoidance of doubt, the provisions of this clause 12.3 shall not be construed as broadening the scope of the restrictions in clause 12.1, nor as affecting the scope of any licenses granted under this Agreement.

12.4	If Royal Philips is acquired

If Royal Philips is acquired (whether by merger, acquisition or otherwise) by any person who is not an Associated Company of Philips (“the Acquirer”), this non-compete clause shall not apply in respect of any activities of the Acquirer or any of its Associated Companies (excluding Royal Philips).

13	CLAIMS AND LIABILITY

Any claim for a breach of any representations, warranties, covenants or undertakings contained in this Agreement shall only be enforceable by PSI Group against Royal Philips in accordance with the provisions of the Stock Purchase Agreement, and the liability and the limitations on such liability in respect of any breach of such representations, warranties, covenants and undertakings shall be determined solely in accordance with the terms of the Stock Purchase Agreement.

14	TERMINATION

After the Closing Date this Agreement cannot be terminated or rescinded.

15	NOTICES

All notices or other communications hereunder shall be given in accordance with Clause 10.1 of the Stock Purchase Agreement to the addressees provided therein, as well as:

in respect of Royal Philips to;

Philips Intellectual Property & Standards

Building WAH

Prof. Holstlaan 6

5656 AA Eindhoven

P.O. Box 220

5600 AE Eindhoven

The Netherlands

F.a.o. Counseling Executive

Fax no.: ***

in respect of PSI to:

NXP B.V.

High Tech Campus 60

5656 AG Eindhoven

The Netherlands

F.a.o. General Counsel

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16	NO ASSIGNMENT

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Save as explicitly provided otherwise herein, neither this Agreement nor any right or obligation hereunder shall be assignable by either Party, in whole or in part, to any third party without the prior written consent of the other Party.

17	MISCELLANEOUS

17.1	No implied license

Except as expressly provided in this Agreement, nothing contained in this Agreement shall be construed as implicitly granting a license or any other right under Patents, Know-How, Software, Trademarks or Domain Names.

17.2	No agency

Nothing contained in this Agreement shall be deemed or construed to constitute or create an agency, association, joint venture or partnership between the Parties.

18	SEVERABILITY

If any one or more of the provisions of this Agreement is determined to be invalid or unenforceable by any court of competent jurisdiction, such finding shall not invalidate the remainder of this Agreement which shall remain in full force and effect as if the provision(s) determined to be invalid or unenforceable had not been a part of this Agreement. In the event of such finding of invalidity or unenforceability, the Parties will endeavour to substitute forthwith the invalid or unenforceable provision(s) by such effective provision(s) as will most closely correspond with the original intention of the provision(s) so voided.

19	ENTIRE AGREEMENT

19.1	This Agreement sets forth the entire understanding and agreement between the Parties as to the subject matter of this Agreement and supersedes, cancels and merges all prior agreements, negotiations, commitments, communications and discussions between the Parties relating to the subject matter hereof.

19.2	No modification or amendment of this Agreement shall be binding upon either Party unless made in writing and signed by a duly authorized representative of each of the Parties hereto.

19.3	It is acknowledged and agreed that the performance by the Parties of their obligations pursuant to this Agreement shall by no means result in any obligation on the part of either Party to enter into any further agreement containing obligations for either Party beyond the obligations contained herein or to realize any transaction with the other Party with respect to the subject matter hereof or otherwise, including without limitation, any agreement or transaction concerning the supply of services by either Party to the other.

20	APPLICABLE LAW AND JURISDICTION

20.1	Dutch law

This Agreement shall be governed by and construed in accordance with the laws of The Netherlands, regardless of its conflict of law principles.

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20.2	Jurisdiction

Any dispute between the Parties arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be submitted to the competent courts of The Hague, The Netherlands, without prejudice to the right of either Party to seek injunctive relief in any place where an infringement of its rights occurs or threatens to occur.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized representatives on 28 September 2006.

Koninklijke Philips Electronics N.V,		Philips Semiconductors International 8.V.

(signature)		(signature)

Name:	E. Coutinmo	Name:
Title:	GENERAL SECRETARY	Title:	General Counsel

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Annex

***

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